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Exhibit 10.16
                                 CONSULTING AGREEMENT


    AGREEMENT made as of the 1st day of July, 1996 by and between MEDJET INC., a Delaware corporation with its principal office at 1090 King Georges Post Rd., Suite 301, Edison, New Jersey 08837 ("MEDJET") and Ophthalmic Research Associates, Inc., a Massachusetts corporation, with an address at 863 Turnpike Street, North Andover, Massachusetts 01845 ("ORA").

                                W I T N E S S E T H :

    WHEREAS, Mark B. Abelson, M.D. CM, FRCS ("Consultant") is a shareholder and president of ORA; and

    WHEREAS, MEDJET desires to retain the services of ORA, acting through the Consultant, and ORA, acting through the Consultant, desires to provide such services, upon the terms and subject to the conditions herein set forth;

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, MEDJET and ORA agree as follows:

    1. MEDJET hereby agrees to retain ORA to provide the Consulting Services, as hereinafter defined, and ORA hereby accepts such retention upon the terms and conditions hereinafter set forth. ORA agrees that all Consulting Services to be provided by ORA shall be provided mainly by the Consultant. Such agreement to provide the services of Consultant is deemed to be material and MEDJET is entering this Agreement relying on such agreement. ORA is engaged to provide the Consultant to (a) assist in the preparation and presentation of Medjet's data relating to refractive surgery and use of waterjet therefor to the Food and Drug Administration ("FDA") and
(b) recommend strategies to achieve FDA approval. ORA shall cause the Consultant to use such time and effort as shall be reasonably necessary (but unless otherwise agreed by the parties hereto, no less than two (2) full days per month during the term of this Agreement) to provide the consulting services contemplated hereby (the "Consulting Services"), which Consulting Services may be provided at MEDJET's facilities or Consultant's facilities.

    2. MEDJET shall pay Consultant or Consultant's written designee a fixed fee for the Consulting Services of $10,000 per month, payable in arrears upon presentation of a bill for such services on or after the last business day of the month for which payment is requested. MEDJET shall reimburse Consultant for such reasonable expenses actually and necessarily incurred by Consultant in the performance of the Consulting Services hereunder upon the submission to MEDJET not later than thirty (30) days following the end of the month in which the expenses were incurred of MEDJET form expense vouchers covering such expenses (and original receipts for any and all expenditures in excess of $25.00), provided that such expenses shall have been approved in writing by an authorized representative of MEDJET for reimbursement prior to the incurrence of such expense.


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    3.   Upon presentation of a bill for the Consulting Services contemplated by Section 2, Consultant will also furnish MEDJET with a written report summarizing the Consulting Services (and the status thereof) performed by Consultant during the immediately preceding month, any developments in, and such other information as MEDJET shall reasonably request.

    4. This Agreement shall commence on the date hereof and shall remain in effect until terminated by either party giving the other party written notice of termination, at least thirty (30) days prior to the effective date of termination.

    5. Nothing in this Agreement shall be considered to create the relationship of employer and employee between the parties hereto. Consultant shall be deemed at all times to be an independent contractor and shall not be entitled to any MEDJET employment rights or benefits, including, without limitation, medical, retirement, life insurance, etc.

    6. ORA acknowledges that in the course of performing the Consulting Services for MEDJET, Consultant, ORA and other employees or consultants of ORA involved in providing the Consulting Services will be exposed to confidential and trade secret information of MEDJET, including but not limited to information relating to MEDJET's business, its research or engineering activities, its manufacturing processes, its trade secrets, its sources of supply, and its plans or contemplated actions, and may be exposed to information confidential to customers of MEDJET. Accordingly, Consultant, ORA and other employees or consultants of ORA involved in providing the Consulting Services (prior to rendering the Consulting Services) shall each execute and be bound by MEDJET's form of Proprietary Information, Inventions and Non-Solicitation Agreement, attached hereto as Exhibit A (the "Proprietary Information Agreement").

    7. Each of ORA and Consultant represents and warrants that ORA and Consultant is under no obligation or restriction nor will Consultant assume any such obligation or restriction, which would in any way interfere or be inconsistent with the Consulting Services. Neither ORA nor Consultant shall, during the term hereof, be engaged in any other business activity, which, in the judgment of MEDJET, conflicts with the relationship of ORA and Consultant to MEDJET hereunder (such that it does have or reasonably may be expected to have an adverse effect on the business, operations or prospects of MEDJET) whether such activity is pursued for gain, profit or pecuniary advantage.

    8. Medjet represents and warrants that it is under no obligation or restriction which would in any way interfere or be inconsistent with the Consulting Services.

    9. Medjet shall indemnify and hold harmless ORA and Consultant from and against all demands, claims, actions, losses, damages and liabilities, costs and expenses, including but not limited to attorneys' fees and expenses (collectively, "Damages") asserted against, imposed upon or incurred by ORA or Consultant resulting from or relating to any third party litigation or claim arising out of ORA's performance of its obligations under this

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Agreement, whether or not any such Damage shall or may arise by virtue of anything done or omitted to be done by ORA, other than ORA's or Consultant's gross negligence or willful misconduct. ORA and Consultant shall jointly and severally indemnify and hold harmless Medjet and any parent, subsidiary or affiliate thereof and all directors, officers, employees, agents and consultants of each of the foregoing (the "Medjet Group") from and against all Damages asserted against, imposed upon or incurred by Medjet which shall or may arise by virtue of anything done or omitted to be done by ORA or Consultant outside the scope of, or in breach of the terms of, this Agreement, whereby Medjet or any member of the Medjet Group is or may be subject to any liability, obligation or commitment.

         Each party entitled to indemnification hereunder (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party') promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be satisfactory to the indemnified party, and the indemnified party may participate in such defense at such party's expense, and provided, further, that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9 except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         The reimbursement required by this Section 9 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

    10. The rights and obligations of Sections 6 through 9, inclusive, shall survive the termination or expiration of this Agreement. In addition, ORA shall be entitled to receive all amounts payable under Section 2 up to the date of termination of this Agreement.

    11. (a) All notices required to be given hereunder shall be in writing, and shall be duly given if delivered to the other party personally, or sent to the other party by registered or certified mail (return receipt requested), addressed to the other party at the address first set forth above or to such other address as any party may designate by a similar notice, and deposited in the U.S. mail and shall be deemed to have been given as of the third day after the date so mailed.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, the executors, administrators and legal representatives of Consultant and the


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successors and assigns of MEDJET.  The provisions of this Agreement shall not be construed as conferring and are not intended to confer any rights on any other persons. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party, and any such assignment or delegation shall be null and void.

         (c) In the event that any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         (d) This Agreement, together with the Proprietary Information Agreements, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof, and may not be modified or amended except by a writing signed by the party sought to be charged therewith. No waiver of any breach of this Agreement shall be binding unless made by writing assigned by the party making the waiver, and no waiver of any breach of this Agreement by either party hereto shall be deemed a waiver by such party of any prior or subsequent breach of this Agreement, whether known or unknown.

         (e) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey.


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    IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

                                        MEDJET INC.


                                        By:   /s/ Eugene I. Gordon
                                              --------------------------------
                                              Eugene I. Gordon, Chairman
                                              and President


                                        CONSULTANT

                                        OPHTHALMIC RESEARCH ASSOCIATES,
                                         INC.


                                        By:   /s/ Mark B. Abelson
                                              --------------------------------
                                              Mark B. Abelson